Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this quarterly report on Form 10-Q of Serena Software, Inc. for the fiscal quarter ended October 31, 2004 (the Report) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the Exchange Act) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Robert I. Pender, Jr., Chief Financial Officer of Serena Software, Inc. certify that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Serena Software, Inc.

By:	/s/ ROBERT I. PENDER, JR.
Robert I. Pender, Jr. Senior Vice President, Finance And Administration, Chief Financial Officer (Principal Financial And Accounting Officer) And Director

Date: December 10, 2004